As filed with the Securities and Exchange                 Registration No. 333-
Commission on May 20, 2002

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HORIZON TELCOM, INC.
             (Exact name of registrant as specified in its charter)

                                 Ohio 31-1449037
                                 ---- ----------
         (State or other jurisdiction of (I.R.S. Employer Identification incorporation or organization) No.)

                68 East Main Street, Chillicothe, Ohio 45601-0480
                -------------------------------------- ----------
               (Address of Principal Executive Offices) (Zip Code)

                   HORIZON TELCOM, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                               Thomas McKell, CEO
                              Horizon Telcom, Inc.
                               68 East Main Street
                          Chillicothe, Ohio 45601-0480

                     (Name and address of agent for service)

                                 (740) 772-8200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Robert F. Dow, Esq.
                            Arnall Golden Gregory LLP
                           1201 West Peachtree Street
                            2800 One Atlantic Center
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8706

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------
                                                                                      Proposed
                                                                Proposed              maximum          Amount of
        Title of securities             Amount to be        Maximum offering         aggregate        registration
        to be registered(1)              Registered        Price per share(2)      offering price        fee(2)
------------------------------------ ------------------- ------------------------ ----------------- -----------------
Class A and Class B Common Stock,        950 Shares              $60.00               $57,000            $ 5.25
Without par value
--------------------------------------------------------------------------------------------------------------------
Class A and Class B Common Stock,       9,050 Shares             $59.28               $536,484           $49.36
Without par value
--------------------------------------------------------------------------------------------------------------------
               TOTAL                                                                                     $54.61
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such in determinable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Horizon Telcom, Inc. 1999 Stock Option Plan (the "Plan").

(2) Calculated pursuant to Rule 457(h), based upon the price at which the options granted under the Plan may be exercised ($60.00) and the latest available book value for the Common Stock on March 31, 2001 for the shares subject to options issuable but not yet granted under the Plan ($59.28).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following  documents are  incorporated by reference in the Registration
Statement:

     (a) The Registrant's Registration Statement on Form 10 ("Form 10") filed under Section 12 of the Securities Exchange Act of 1934.

     (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     (d) The description of the Registrant's Common Stock, as such description is set forth in the Form 10, including any amendment or report filed for the purpose of updating such description.

     (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The regulations of Horizon Telcom provide for indemnification of officers and directors, as described below:

     Actions Not by the Company. Horizon Telcom shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director or officer of Horizon Telcom or is or was serving at the request of Horizon Telcom as a director, officer, partner, or trustee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Actions by the Company. Horizon Telcom shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Horizon Telcom to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of Horizon Telcom as a director, officer, partner, or trustee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Horizon Telcom unless, and only to the extent that, the court of common pleas, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

     Indemnification for Expenses. To the extent that a person indemnified by right or at the option of Horizon Telcom under the above bylaw provisions has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         Determination of Indemnification. Any indemnification under these bylaw provisions, unless ordered by a court, shall be made by Horizon Telcom only as authorized in the specific case upon a determination that indemnification of the indemnified person is proper in the circumstances because he has met the applicable standard of conduct set forth in the bylaws. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of Horizon Telcom who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for Horizon Telcom or any person to be indemnified, within the past five years, or
(c) by the shareholders, or (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under clause (a) or by independent legal counsel under clause (b) shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Company, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         Advances of Expenses. Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in the above bylaw provisions may be paid by Horizon Telcom in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by Horizon Telcom as authorized in the above bylaw provisions. No holder shall have the right to question such expenses paid so long as the board of directors has authorized such payment and the aforementioned undertaking has been received by the Company; provided that the restriction contained in this sentence shall not be construed to restrict a shareholder's right to question the reasonableness of the ultimate determination of indemnification as described above under "--Determination of Indemnification."

         Indemnification Not Exclusive. The indemnification provided by the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles, or any agreement, vote of shareholders or disinterested directors, statute (as now existing or as hereafter enacted or amended), or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, partner, trustee, or other indemnified capacity and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Insurance. Horizon Telcom is authorized under the bylaws to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of the Company, or is or was serving at the request of Horizon Telcom as a director, officer, partner, trustee, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Horizon Telcom has the obligation or power to indemnify him against such liability under the bylaws. Horizon Telcom has purchased such insurance covering the officers and directors.

         Definitions. As used in the bylaws, references to "Company" includes all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, or other indemnified capacity of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

  Exhibit No.         Exhibit
  -----------         -------

          4.1       Form of Stock  Certificate  (Incorporated  by  reference  to
                    Exhibit 4.1 to the Registrant's Registration Statement on Form 10 (No. 000-32617) filed on April 30, 2001, as amended)

          4.2 Articles of Incorporation of Horizon Telcom (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10 (No. 000-32617) filed on April 30, 2001, as amended)

          4.3 Code of Regulations of Horizon Telcom (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 10 (No. 000-32617) filed on April 30, 2001, as amended)

          5*        Opinion of Arnall Golden Gregory LLP regarding legality

          23.1*     Consent of Arnall  Golden  Gregory LLP  (included as part of
                    Exhibit 5 hereto)

          23.2*     Consent of Arthur Andersen LLP

          24.1* Power of Attorney (included as part of the signature page hereto)


------------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chillicothe, State of Ohio on February 20, 2002.

                                HORIZON TELCOM, INC.


                                By: /s/  Thomas McKell
                                   ---------------------------------------------
                                    Thomas McKell
                                    President and Chief
                                    Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas McKell and Peter M. Holland and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:


                    Name                                               Title                            Date
---------------------------------------------
/s/ Thomas McKell                                    President, Chief Executive  Officer and      February 20, 2002
---------------------------------------------
       Thomas McKell                                 Director (Principal Executive Officer)
---------------------------------------------
/s/ Peter M. Holland                                 Financial Officer (Principal Financial       February 20, 2002
--------------------------------------------
       Peter M. Holland                              and Accounting Officer)
---------------------------------------------
/s/ John E. Herrnstein                               Director                                     February 20, 2002
--------------------------------------------
       John E. Herrnstein
---------------------------------------------
/s/ Joseph G. Kear                                   Director                                     February 20, 2002
--------------------------------------------
       Joseph G. Kear
---------------------------------------------
/s/ David McKell                                     Director                                     February 20, 2002
--------------------------------------------
       David McKell
---------------------------------------------
/s/ Joseph S. McKell                                 Director                                     February 20, 2002
--------------------------------------------
       Joseph S. McKell
---------------------------------------------
/s/ Robert McKell                                    Director                                     February 20, 2002
--------------------------------------------
       Robert McKell
---------------------------------------------
/s/ Helen M. Sproat                                  Director                                     February 20, 2002
--------------------------------------------
       Helen M. Sproat
---------------------------------------------
/s/ Jack E. Thompson                                 Director                                     February 20, 2002
--------------------------------------------
       Jack E. Thompson
---------------------------------------------
/s/ Jerry Whited                                     Director                                     February 20, 2002
--------------------------------------------
       Jerry Whited
---------------------------------------------



                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

4.1 Form of Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 10 (No. 000-32617) filed on September 30, 2001)

5*        Opinion of Arnall Golden Gregory LLP regarding legality

23.1* Consent of Arnall Golden Gregory LLP (included as part of Exhibit 5 hereto)

23.2*     Consent of Arthur Andersen LLP

24.1*     Power of Attorney (included as part of the signature page hereto)


------------------------
*        Filed herewith.